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                                                                   EXHIBIT 10.21

                                LEASE CONTRACT
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                                 Contract #030

This lease is made between Universal Campus Credit Union of 188 West River Park Dr., Provo, UT 84604, herein called UCCU, and iMall Inc. of 5314 North 250 West, Suite 110, Provo, Utah 84604, herein referred to as Tenant.

Tenant hereby offers to lease from UCCU the premises situated at 190 W. Riverpark Dr., Provo, UT 94604, Suite #220, as outlined in addendum A of this contract. Said premise represents 2875 rentable square feet.

1.  Term.  Contract commences December 1, 1998 and terminates on November 30,
    2001.

2. Rent. Three thousand eight hundred and thirty-three dollars ($3833.00) due the first of each month for that month's rent.

3. Security Deposit. Tenant shall deposit with UCCU on the signing of this lease the sum of $7666.00 (first and last month's rent) as security for the performance of Tenant's obligations under this lease, including without limitation the surrender of possession of the premises to UCCU as herein provided. If UCCU applies any part of the deposit to cure any default of Tenant, Tenant shall on demand, deposit with UCCU the amount so applied so that UCCU shall have the full deposit on hand at all times during the term of this lease. A nonrefundable premise reconditioning fee of 10% ($766) will be retained from the security deposit upon termination of contract.

4. Late Payment. In the case that the monthly payment is not received by the first of the month, a ten day grace period will apply. After the grace period, a late payment penalty shall be incurred at the rate of $25.00 per day. If payment is not received within twenty-five days after the first of the month, UCCU may elect, without notice or legal process, to nullify this contract, re-enter and take possession of said premises, and retain any and all funds held as a security deposit.

5.  Use.  Tenant shall use and occupy the premises for general office work only.

6. Alterations. Tenant shall not, without first obtaining the written consent of UCCU, make any alterations, additions, or improvements, in, to, or about the premises. Additionally, any alterations must either be made by a party of UCCU's choice, or a party approved by UCCU. UCCU reserves the right to elect which option shall be taken. Tenant shall incur all costs associated with said alterations.

7. Care and Maintenance of Premises. UCCU shall be responsible to maintain the roof, exterior walls, structural items, heating, air conditioning, mechanical systems, building lights, building electrical systems, exterior windows, and parking lot-sidewalk areas (including snow removal). Tenant shall be responsible for maintenance of interior walls, interior decorating, trash removal and all other janitorial items.

8. Utilities. UCCU shall be responsible for power, heating and cooling costs. Tenant shall be responsible for all telephone and data communication costs.

9. Mail Service. Tenant shall be responsible for Tenant's mail service, with reasonable accommodations made by UCCU.

10. Insurance. Insurance for personal property is the sole responsibility of Tenant. UCCU will be responsible for insurance on the building.
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11.  Entry and Inspection.  Tenant shall permit UCCU or UCCU's agents to enter upon the premises at reasonable times and upon reasonable notice for the purpose of inspection and maintenance.

12. Assignment and Subletting. Tenant shall not assign this lease or sublet any portion of the premises without prior written consent of UCCU, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of UCCU, may terminate this lease.

13. Indemnification of Lessor. UCCU shall not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the demised premises or any part thereof, and Tenant agrees to hold harmless from any claims for damages, no matter how caused.

14. Option to renew. Tenant may exercise a first right of refusal in order to renew the contract at the end of the original three-year lease term. Any and all terms may be renegotiated at such time.

15. Termination of contract. In the event that the Tenant desires to prematurely terminate this contract, a sixty (60) days written notice will terminate the contract. If termination from the Tenant occurs at any time during the contract period, the entire security deposit (equal to two month's rent) will be withheld and retained by UCCU as penalty. In the event that UCCU desires to prematurely terminate the contract, a one year, 365 day written notice will terminate the contract with no penalty for such action.

16. Rules and regulations. Tenant will abide by the rules and regulations as outlined in addendum B.

17.  Parking.  Tenant will park in designated areas as outlined in addendum C.

Each party shall be responsible for losses resulting from negligence or misconduct of himself, his employees or invitees. Furthermore, in case of failure to faithfully perform the terms and covenants herein set forth, the defaulting party shall pay all costs, expenses, and reasonable attorneys' fees resulting from the enforcement of this agreement or any right arising out of such breach.

Signed ...


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Universal Campus Credit Union

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Title                                               Date

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iMall Inc.

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Title                                               Date

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                                  ADDENDUM B

                             RULES AND REGULATIONS

        1. The sidewalks, passages, exits, entrances, public transit system, accessways, public areas, and stairways of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, public transit system, accessways, public areas, and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not at any time go upon the roofs of the Building.

        2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed on any part of the Building. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the building will not be permitted.

        3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved portable equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations. No dangerous, flammable, combustible, or explosive object or material shall be brought into the Building or kept in the Premises by Tenant without prior written consent of Landlord, which consent shall not be unreasonably withheld.

        4. Tenant shall not employee any person or persons other than the janitor of the Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with written consent of Landlord, which consent shall not be unreasonably withheld, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

        5. Landlord will furnish Tenant with five sets of keys to the Premises, free of charge. Additional keys will provided at $5.00/key ($10.00/set). Tenant, upon the termination of contract, shall deliver to Landlord all keys to doors in the Building and the Premises that shall have been furnished to Tenant.

        6. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight. Furthermore, no safe or object whose weight exceeds the
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lawful load for the area upon which it would stand shall be brought into or kept at the Premises. If, in the sole and absolute discretion of Landlord, it is necessary to distribute the concentrated weight if any heavy object, all work, including any required structural design, shall be done at the expense of Tenant and in such manner as Landlord shall determine in its sole and absolute discretion. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord. Additionally, the persons employed to move them in and out of the Building shall be subject to Landlord's approval and if required by law, shall be properly licensed and insured.

        7. Tenant shall not use, keep, permit, or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations. Tenant shall not interfere in any way with other tenants or those having business in the Building. All machines or mechanical equipment permitted to be installed or used in the Premises shall be equipped, installed, and maintained by Tenant so as to prevent any disturbing noise, vibration, electrical, or other interference from being transmitted from the premises to any other area of the Building. Furthermore, in each case such equipment or machines shall be placed and operated so as not to disturb other tenants of the Building. No noise, including the playing of any musical instruments, radio, or television, which might disturb other tenants of the Building, shall be made or permitted by Tenant. Tenant shall not do or permit any activity in the Premises, and shall not bring or keep anything in the Premises, which would impair or interfere with any of the Building services or Building systems or the proper and economic heating, cleaning or other servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises. Neither shall Tenant install any ventilating, air conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any such impairment or interference.

        8. In the case of invasion, mob, riot, or public excitement rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing and locking doors.

        9. The directory of the Building will be provided for the display of the name and location of tenants. Landlord must first approve any additional name that Tenant shall desire in place upon the directory and, if so approved, a change will be made thereof.

        10. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall not alter or remove any exterior window glass of the Building for any reason.

        11. Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

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        12.    Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities, are shut off before Tenant or Tenant's employees leave the Premises. Such action will prevent waste or damage, and for any default or carelessness in this regard Tenant shall be responsible for all injuries sustained by Tenant and other tenants or occupants of the Building or Landlord.

        13. The toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be deposited therein. Any damage resulting from Tenants misuse thereof shall be paid for by Tenant.

        14. Except with the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion, Tenant shall not sell, or Permit the sale from the Premises of, or use or permit the use of any sidewalk adjacent to the Premises for the sale of newspapers, magazines, periodicals, theater tickets, or any other goods, merchandise or service. Neither shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business' activity other than that specifically provided for in Tenant's Lease.

        15. Tenant shall not install any radio, television or telecommunications antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

        16. Tenant shall not use in any part of the Premises, or in the common areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve in its sole discretion. No such equipment shall be permitted at any time in the passenger elevators of the Building without consent from Landlord. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

        17. Tenant shall store all its trash and garbage within the Premises until removal of same to such location of the real Property as may be designated from time to time by Landlord.

        18. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Provo without being in violation of any law or ordinance governing such disposal.

        19. Canvassing, soliciting, peddling or distribution of handbills or any other written material, in the Building is prohibited and Tenant shall cooperate to prevent same.

        20. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required to prevent overloads of the mechanical or electrical systems of the Building.

        21. Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (i) the names as selected by Landlord (as name

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may be changed from time to time), or (ii) if the postal address, as approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.

        22. The requirements of Tenant will be attended to only upon application by telephone or writing or in person at the management office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        24. Wherever the work "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees, customers and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees, customers and visitors.

        25. These Rules and Regulations are in addition to, and shall not be construed in any to modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

        26. Landlord reserves the right to make such other and reasonable rules and regulations as may from time to time be needed for the safety, care, efficiency, cleanliness, management and operation of the Building, and for the preservation of good order therein.

        27. Americans with Disabilities Act (ADA): Tenant accepts liability for and agrees to make reasonable modifications in policies, practices, or procedures when the modifications are necessary to afford goods, services, facilities, privileges, advantages, or accommodations to individuals with disabilities in accordance with the ADA. Landlord shall bear the costs, if any, of such modifications required for the premises.

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